Ames National Corporation



SUMMARY ANNUAL REPORT 2023

AMES NATIONAL CORPORATION **AT A GLANCE**

Background

Ames National Corporation (the "Company") is an Iowa-based bank holding company which was organized on January 21, 1975, under the laws of the State of Iowa to serve as a bank holding company.

The Company has six wholly owned affiliate banks including:
• Boone Bank & Trust Co., headquartered in Boone, Iowa,
• First National Bank, headquartered in Ames, Iowa,
• Iowa State Savings Bank, headquartered in Creston, Iowa,
• Reliance State Bank, headquartered in Story City, Iowa,
• State Bank & Trust Co., headquartered in Nevada, Iowa, and
• United Bank & Trust Co. headquartered in Marshalltown, Iowa.

Since 2012, the Company has completed four bank acquisitions and continues to be involved in the bank mergers and acquisitions market.

Affiliate Bank Structure

Each affiliate bank operates independently with its own board of directors and executive leadership. Decisions are made locally, which means customers receive quick responses and services are customized to meet the unique needs of each community.

The affiliate banks' lending activities consist primarily of short and medium-term commercial, agricultural, and residential real estate loans, agricultural and business operating loans, lines of credit, home improvement loans and the origination of mortgage loans for sale into the secondary market. Affiliate banks also offer a variety of checking, savings, money market, and time deposits accounts, cash management services, wealth management and trust services and merchant credit card processing. Convenient access to funds and account information is also available through online banking, video banking, mobile banking, online bill pay, mobile wallet, online statements, and debit cards.

Ames National Corporation's Services

The Company provides various services to the affiliate banks, which include: management assistance, payroll, internal auditing, human resources, credit oversight and support, compliance management, marketing assistance, technology support, and employee training and development. ANC employees seek to incorporate efficiencies across the affiliate banks' operational functions so the affiliate bank management teams can focus on what they do best... banking and taking care of customers' financial needs.

NOTABLE **COMMUNITY GIVING**



The Garner community is building a new Baseball/Softball Complex whose mission is to provide an enhanced sports complex that builds the capacity of young athletes and opens up opportunities for the community to gather and prosper.

The complex is a $2.4 million dollar project with the city of Garner providing about $1.7 million. Reliance State Bank in Garner financed the project and pledged to donate $27,000 allocated for 4 scoreboards.

The project is expected to be completed by May 1, 2024.

MISSION **STATEMENT**

Customer Focused, Locally Empowered, and Team Member Driven.

Ames National Corporation

CORE **VALUES**

Ames National Corporation's foundation is built on these values which guide our actions.

EXCELLENCE · INTEGRITY · LEADERSHIP
STABILITY · TRUST · COMMUNITY

STRATEGIC **DIRECTION**

2023-2026 ANC STRATEGIC PRIORITIES

GROWTH AND PERFORMANCE

We will proactively focus on organic growth across profitable lines of business while also pursuing targeted acquisition opportunities, all with the objective of building shareholder value.

EFFICIENCY

We will redefine efficiency in our processes through automation, standardization and centralization, being common where we can be and different where we must be.

TALENT AND CULTURE

We will be an employer of choice with a "stronger together" mindset and foster a culture that is receptive to change.

DATA MANAGEMENT

We will better utilize data to drive improved performance and enable meaningful benchmarking of our organization vs competitors.

DIGITAL

We will provide an enhanced digital customer experience across all appropriate products and services.

LETTER TO **SHAREHOLDERS**

Ames National Corporation (the "Company") and our affiliate banks faced a challenging year in 2023 due to net interest margin compression and deposit competition. Despite these challenges, asset quality, stockholders' equity, liquidity, and loan growth remained favorable despite significant economic headwinds, higher interest rates and an inverted yield curve.

Financial Results

For the year ended December 31, 2023, net income for the Company totaled $10.8 million or $1.20 per share, compared to $19.3 million, or $2.14 per share for the preceding year of 2022. Higher interest rates were the primary contributor to the lower earnings as interest expense on deposits and other borrowings rose more quickly in 2023 than interest income on loans and investments. Loan interest income was up nearly $11 million in 2023 compared to that of 2022; however, interest expense increased over $21 million during that same period. The severity of the decrease in earnings compared to some banks in our peer group is attributable to the Company's higher concentration of fixed rate, longer duration real estate loans. Typically, real estate loans at our affiliate banks mature or reprice in five years. In contrast, several of our large depositors are indexed to short-term treasury rates that reprice more quickly and negatively impact profitability in a rising interest rate environment. We expect profitability to improve as loans and investments reprice to higher market interest rates.

Net loans as of December 31, 2023, increased 4% to $1.28 billion, as compared to $1.23 billion for year-end 2022. Deposits totaled $1.81 billion as of December 31, 2023, a decrease of 5%, compared to the $1.9 billion recorded at year-end 2022. The Company's stockholders' equity represented 7.7% of total assets as of December 31, 2023, with all six affiliate banks considered well-capitalized as defined by federal capital regulations. Stockholders' equity as of December 31, 2023, increased $16.7 million from year end 2022 primarily as the result of lower unrealized losses on the Company's investment portfolio.

On November 8, 2023, the Company declared a quarterly cash dividend on common stock, payable on February 15, 2024, to stockholders of record as February 1, 2024, of $0.27 per share. The Company is forecasting earnings for the year ending December 31, 2024, in the range of $1.45 to $1.55 per share. As of December 31, 2023, the Company had 8,992,167 shares issued and outstanding.

Strategic Planning

The Company's Board of Directors and senior management met this past summer to reassess the Company's strategic mission, vision, and initiatives. Our Board and management team are excited about the new strategic plan and how its execution is expected to improve shareholders' returns, engage team members, and improve the organization's ability to better serve our customers and our communities. The Company's strategic priorities are aligned around growth and performance; efficiency; talent and culture; data management; and digital capabilities. Our mission statement of "Customer Focused, Locally Empowered, and Team Member Driven" is what sets our affiliate banks apart from the competition. We want to leverage this mission advantage to attain our vision "to be one of the best performing community banking organizations in the Midwest".

Executive Management Changes

On November 8, 2023, John Pierschbacher announced his intent to retire effective July 5, 2024. Mr. Pierschbacher was appointed as Chief Financial Officer in 2018 after having served as Controller since 2008. He has served on the Company's Board since 2018 and has been nominated by the Board to serve another three-year term. He also currently serves as Chairman of the Board of Boone Bank & Trust Co. and Reliance State Bank. Mr. Pierschbacher brings a significant level of banking, accounting and corporate governance experience to the board.

Justin Clausen, who currently serves as Chief Accounting Officer of the Company, will assume the Chief Financial Officer role upon Mr. Pierschbacher's retirement. Mr. Clausen has been with the Company since March 2020, serving as Chief Accounting Officer since May 2023 and previously as Controller. Mr. Clausen is a certified public accountant and has over 14 years of combined experience with financial and public accounting firms. Mr. Pierschbacher and Mr. Clausen have been working closely together to ensure a smooth transition upon Mr. Pierschbacher's retirement.

Mike Wilson was promoted to Executive Vice President and Chief Lending Officer in November of 2023 and will coordinate lending activities across our six affiliate banks. Mr. Wilson has been employed by the Company since September 2022. Prior to coming to Ames National, he served as the Chief Lending Officer of Bankers Trust Company (2017-2022), held

several ag and commercial lending leadership positions for Metropolitan Life Insurance Company (2007-2017) and began his banking career with Norwest/Wells Fargo in agricultural and commercial lending (1991-2007).

Company Boards of Directors

We want to thank our Board members who will be retiring this April for their dedicated service to our organization. Steve Forth and James Larson, II, will be retiring from the Company's Board of Directors after having served in that role for 17 and 24 years, respectively. Mr. Forth serves on the Company's Nominating and Personnel Committees and brings valuable agricultural insights to the board as a large farm owner and operator. Mr. Larson serves as Chair of the Company's Audit Committee and is a member of the Company's Personnel Committee. Mr. Larson brings the insight of a business owner and operator with a strong accounting background, and a strategic mindset to the Company's board.

Everett Miles and Scot Trost have been nominated to stand for election for the Company's Board of Directors. Mr. Miles has served on First National Bank's Board of Directors since 2022 and currently serves as Vice President – Enterprise Strategy, Innovation, and Capital Markets at the Principal Financial Group®. Mr. Trost has served on Iowa State Savings Bank's Board of Directors since 2019 and owns and operates a large farm operation in southwest Iowa.

Affiliate Bank Board of Directors

Mr. Larson and Lisa Eslinger will be leaving First National Bank's Board of Directors after having served 30 and 13 years, respectively. We are grateful Ms. Eslinger will remain on the Company's Board of Directors.

Elaine Tekippe will be leaving Reliance State Bank's Board of Directors after having served 24 years. Ms. Tekippe brought the insight of a small business owner and active Story City community member to the Board.

Clinton Jenkins joined Boone Bank & Trust's Board of Directors in early 2024. Jenkins has 20 years of experience with Fareway Stores, Inc. and currently serves as Vice President of Wholesale Purchasing.

Mr. Wilson has also been nominated to serve as Chairman of the Board for Reliance State Bank and State Bank & Trust Co.

We are grateful to our Board members for lending their expertise to further our mission and for providing us with valuable insight into the communities we serve.

Economic Outlook

The recession, that many predicted for 2023, did not occur. The Federal Reserve did not increase the Federal Funds interest rate in the fourth quarter of 2023, which was the first calendar quarter without an increase since the fourth quarter of 2021. The Gross Domestic Product (GDP) for the fourth quarter of 2023, came in at a respectable 3.3% driven by increased consumer spending and exports. The latest Consumer Price Index All Urban Consumer (CPI) was up 3.4% during 2023, a considerable improvement over the 6.5% and 7.0% CPI results from year end 2022 and 2021, respectively. We are hopeful the slowdown in inflation will provide our banks' some respite from the rising interest rates we faced in 2022 and 2023.

In Summary

While 2023 was a challenging year, we were pleased to see our net interest margin show improvement in the fourth quarter of 2023 as compared to the third quarter of 2023. Earnings are expected to improve as the year progresses as loans and investments continue to reprice. We thank all of our stakeholders for supporting our Company and we look forward to seeing you at the annual meeting on April 24, 2024.



Patrick G. Hagan
Chairman of the Board



John P. Nelson
President & CEO

FINANCIAL **HIGHLIGHTS**

As of and for the year ended December 31, 2023

Net Income
$10.8 Million

Assets
$2.2 Billion

Dividends Declared Per Share
$1.08

Return on Average Assets
0.51%

Return on Average Equity
7.05%

ATLO Closing Price
$21.34

Per Common Share

Year Ended	2023
Cash Dividends Declared	$1.08
Dividend Payout*	90%
Dividend Yield**	5.06%

Loan Quality
(as % of gross loans)

Years Ended	2023	2022
Allowance	1.30%	1.26%
Net Charge-Offs	0.02%	0.00%

Market Price Per Share

Years Ended	2023	2022
Closing	$21.34	$23.61
High	$25.00	$25.55
Low	$15.01	$20.16

* *Cash dividends declared divided by net income*

** *Based upon latest quarterly dividend of $0.27 and year-end ATLO closing price*

PERFORMANCE **RECORD**

THREE-YEAR FINANCIAL HIGHLIGHTS



$35
$33
$30
$27
$24
$21
$18
$15
$12
$9
$6
$3
$0
$10.8
$19.3
$23.9
2023
2022
2021

Earnings
Millions of Dollars



$3.60
$3.30
$3.00
$2.70
$2.40
$2.10
$1.80
$1.50
$1.20
$0.90
$0.60
$0.30
$0.00
$1.20
$2.14
$2.62
2023
2022
2021

Earnings Per Share
Dollars



$230
$220
$210
$200
$190
$180
$170
$160
$150
$140
$130
$120
$110
$166
$149
$208
2023
2022
2021

Capital
Millions of Dollars



$2,200
$2,100
$2,000
$1,900
$1,800
$1,700
$1,600
$1,500
$1,400
$1,300
$1,200
$1,100
$1,000
$900
$2,155
$2,135
$2,137
2023
2022
2021

Total Assets
Millions of Dollars



$2,000
$1,900
$1,800
$1,700
$1,600
$1,500
$1,400
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$1,812
$1,898
$1,878
2023
2022
2021

Total Deposits
Millions of Dollars



$1,400
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$1,278
$1,226
$1,144
2023
2022
2021

Total Loans
Millions of Dollars

AFFILIATE **BANKS**


Ames
National
Corporation

BOONE BANK & TRUST CO.

Contact: (515) 432-6200
BooneBankIowa.com
Charter: State
Organized: 1883
Offices: Two locations in Boone, Iowa
Employees: 18
Capital: $9.7 Million
Assets: $149 Million
2023 Net Income: $740 Thousand

1ST FIRST NATIONAL BANK

Contact: (515) 232-5561
FNB247.com
Charter: National
Organized: 1903
Offices: Eight locations in Ames, Ankeny, Osceola, and West Des Moines, Iowa
Employees: 120
Capital: $84.8 Million
Assets: $1.14 Billion
2023 Net Income: $5.5 Million

ISSB IOWA STATE SAVINGS BANK

Contact: (641) 782-1000
ISSBbank.com
Charter: State
Organized: 1883
Offices: Three locations in Creston and Lenox, Iowa
Employees: 36
Capital: $23.4 Million
Assets: $255 Million
2023 Net Income: $2.0 Million



RSB RELIANCE STATE BANK

Contact: (515) 733-4396
RSBiowa.com
Charter: State
Organized: 1928
Offices: Two locations in Story City and Garner, Iowa
Employees: 34
Capital: $23.8 Million
Assets: $313 Million
2023 Net Income: $1.7 Million

UNITED BANK & TRUST

Contact: (641) 753-5900
BankUBT.com
Charter: State
Organized: 2002
Offices: Two locations in Marshalltown, Iowa
Employees: 18
Capital: $9.9 Million
Assets: $119 Million
2023 Net Income: $993 Thousand

SBT STATE BANK & TRUST CO.

Contact: (515) 382-2191
BankSBT.com
Charter: State
Organized: 1939
Offices: One location in Nevada, Iowa
Employees: 23
Capital: $15.2 Million
Assets: $202 Million
2023 Net Income: $1.4 Million

CONSOLIDATED **BALANCE SHEETS**

(in thousands, except share and per share data)

Unaudited

	December 31, 2023	December 31, 2022
ASSETS		
Cash and due from banks	$ 24,105	$ 20,819
Interest-bearing deposits in financial institutions and federal funds sold	30,996	7,065
Total cash and cash equivalents	55,101	27,884
Interest-bearing time deposits	8,904	14,669
Securities available-for-sale	736,389	786,438
Federal Home Loan Bank (FHLB) and Federal Reserve Bank (FRB) stock, at cost	3,086	4,613
Loans receivable, net	1,277,812	1,226,011
Loans held for sale	124	154
Bank premises and equipment, net	22,549	18,895
Accrued income receivable	12,953	11,275
Bank-owned life insurance	3,131	3,054
Deferred income taxes, net	16,496	22,130
Other intangible assets, net	1,429	1,931
Goodwill	12,424	12,424
Other assets	5,083	5,448
Total assets	$ 2,155,481	$ 2,134,926
LIABILITIES AND STOCKHOLDERS' EQUITY		
LIABILITIES		
Deposits		
Noninterest-bearing checking	$ 370,942	$ 391,576
Interest-bearing checking	611,891	617,379
Savings and money market	552,275	675,031
Time, $250 and over	67,733	42,886
Other time	208,990	171,085
Total deposits	1,811,831	1,897,957
Securities sold under agreements to repurchase	53,994	40,676
Other borrowings	110,588	39,120
Dividends payable	2,428	2,428
Accrued interest payable	4,710	666
Accrued expenses and other liabilities	6,142	4,981
Total liabilities	1,989,693	1,985,828
STOCKHOLDERS' EQUITY		
Common stock, $2 par value, authorized 18,000,000 shares; issued and outstanding 8,992,167 shares as of December 31, 2023 and 2022.	17,984	17,984
Additional paid-in capital	14,253	14,253
Retained earnings	180,438	179,931
Accumulated other comprehensive (loss)	(46,887)	(63,070)
Total stockholders' equity	165,788	149,098
Total liabilities and stockholders' equity	$ 2,155,481	$ 2,134,926

CONSOLIDATED **STATEMENTS OF INCOME**

(in thousands, except share and per share data)

Unaudited

	Years Ended December 31	
	2023	2022
INTEREST AND DIVIDEND INCOME		
Loans, including fees	$ 56,810	$ 45,956
Securities		
Taxable	12,674	12,101
Tax-exempt	2,292	2,595
Other interest and dividend income	2,525	901
Total interest and dividend income	74,301	61,553
INTEREST EXPENSE		
Deposits	24,471	7,316
Other borrowed funds	5,205	993
Total interest expense	29,676	8,309
Net interest income	44,625	53,244
Credit loss expense (benefit)	789	(874)
Net interest income after credit loss expense (benefit)	43,836	54,118
NONINTEREST INCOME		
Wealth management income	4,649	4,938
Service fees	1,349	1,351
Securities gains, net	35	37
Gain on sale of loans held for sale	362	606
Merchant and card fees	1,665	1,817
Other noninterest income	1,155	938
Total noninterest income	9,215	9,687
NONINTEREST EXPENSE		
Salaries and employee benefits	23,664	22,909
Data processing	5,985	6,153
Occupancy expenses, net	2,965	2,945
FDIC insurance assessments	1,095	608
Professional fees	2,081	1,888
Business development	1,360	1,427
Intangible asset amortization	502	574
New Market Tax Credit projects amortization	767	755
Other operating expenses, net	1,743	1,385
Total noninterest expense	40,162	38,644
Income before income taxes	12,889	25,161
Provision for income taxes	2,072	5,868
Net Income	$ 10,817	$ 19,293
Basic and diluted earnings per share	$ 1.20	$ 2.14
Declared dividends per share	$ 1.08	$ 1.08

IOWA STATE SAVINGS BANK


BANK

The original Iowa State Savings Bank was located on the corner of Pine and Montgomery streets from 1883 to 1914.

Iowa State Savings Bank ("ISSB") celebrated its 140th anniversary last year. Reaching this milestone gave the bank an opportunity to reflect on its rich history and ongoing legacy. ISSB was formed in December of 1883 when a group of Creston community members pooled their money together to form a new bank. At that time, Creston was a rapidly growing railroad town, and residents desired another banking option to compete with the town's lone existing bank. The phrase, "Formed by the Community for the Community", is a core belief that continues to drive ISSB's culture.

With the bank's long-standing history in Southwest Iowa, decades of experience, and deep understanding of rural Iowa, ISSB remains a trusted financial partner committed to helping its customers and communities succeed. From its two locations in Creston, and its branch office in Lenox, ISSB serves over 8,000 customers and provides support to community initiatives in Adams, Adair, Ringgold, Taylor, and Union Counties. Following are just a few highlights of ISSB's recent customer and community support.

Combating the Childcare Shortage

ISSB provided financial and volunteer support to a community group formed with the specific mission of addressing the childcare shortage in their area. As part of its multi-year commitment to this project, the bank donated $50,000 towards the newly constructed Greater Connections Childhood Development Center that opened in August 2023. The center added 138 childcare openings in Creston and provides quality services with longer hours of operation designed to support schedules of working parents and guardians.



Educating Their Communities

2024 marks the third consecutive year ISSB will award local students with scholarship funds from the WD & Shirley Schafer-Ray Educational Trust. ISSB expects to award over $250,000 to the 2024 recipients. See the accompanying article on the following page for more information about their scholarships.

Financial literacy and fraud awareness are a focus of ISSB. The bank partners with Southwestern Community College to provide financial literacy education to all first-year students. They also teach at local elementary schools, host bank tours annually, and donate books to elementary students in Creston and Lenox.

Financial fraud continues to spread, and ISSB is committed to raising fraud awareness. The bank partners with local organizations to offer training sessions and educate community members through cybersecurity, elder financial abuse, and fraud campaigns.

Serving the Agricultural Industry

ISSB has deep roots in agriculture and recognizes that it is a vital industry in rural Iowa. County fairs are an opportunity to celebrate the agricultural industry. ISSB provides financial support to five local county fairs through annual sponsorships and bank staff volunteer during many events at fair time. ISSB donated $105,000 through multi-year pledges to help with the construction of three new fair buildings. Construction projects included the Iowa State Savings Bank Show Arena at the Union County Fairgrounds and the new Swine Building in Adams County. The bank began a new pledge in 2023 for the construction of a new Fair Building in Ringgold County.

Iowa State Savings Bank has been a cornerstone in the community for 140 years. The bank has adapted to the changing financial industry and evolving customer needs and will continue this legacy into the future.

A LASTING LEGACY
THE W.D. & SHIRLEY SCHAFER-RAY EDUCATIONAL TRUST

W.D. "Doug" Ray and Shirley Schafer-Ray were passionate about their community and truly loved the paths they chose in life. After a lifetime of hard work, the couple established the W.D. and Shirley Schafer-Ray Educational Trust to help students in their community achieve their own unique educational goals. Iowa State Savings Bank is honored to serve as Trustee and help make a tremendous impact on local youth.

The W.D. & Shirley Schafer-Ray Educational Trust Scholarships began in 2022. During the first two years, ISSB awarded over $401,400 to 62 local students on behalf of the Trust with individual scholarships of up to $12,000. The scholarship funds are dedicated to students from Adair, Adams, Taylor, and Union Counties in Iowa with a portion of the funds allocated to those attending Southwestern Community College.

ISSB expects to award more than $250,000 to the 2024 recipients. The Trust is designed to be around for many years and will award millions of dollars throughout its administration. Iowa State Savings Bank is honored to support the Ray's legacy.

ANC **CORPORATE GIVING HIGHLIGHTS**

3 Areas of Support

Financial Literacy

Community & Economic Development

Health & Human Services

273 Employees Served . . .

10,620 volunteer hours

18 Locations

11 Communities

279 organizations

BOARD **OF DIRECTORS**


Jeffery C. Baker


Betty A. Baudler Horras


David W. Benson


Michelle R. Cassabaum


Lisa M. Eslinger


Steven D. Forth


Patrick G. Hagan


James R. Larson, II


John P. Nelson


John L. Pierschbacher


Kevin L. Swartz

Jeffery C. Baker
Retired partner from RSM US LLP

Betty A. Baudler Horras
President, Baudler Enterprises, Inc.

David W. Benson
Retired attorney from Nyemaster Goode, P.C.

Michelle R. Cassabaum
Chief Operating & Financial Officer, 21st Century Rehab P.C.

Lisa M. Eslinger
Retired Chief Financial and Administrative Officer for the Iowa State University Foundation

Steven D. Forth
Farm Owner and Operator

Patrick G. Hagan
Chairman of the Board
Retired Senior Vice President of Fareway Stores, Inc.

James R. Larson II
President, Larson Development Corporation

John P. Nelson
President & CEO

John L. Pierschbacher
Chief Financial Officer

Kevin L. Swartz
Retired Chief Executive Officer, Wolfe Clinic PC

SHAREHOLDER **INFORMATION**

Annual Meeting

The Board of Directors of Ames National Corporation has established Wednesday, April 24, 2024, at 4:30 p.m. as the date of its Annual Meeting of Shareholders.

The meeting will be held at Reiman Gardens, 1407 University Blvd, Ames, Iowa 50011 and shareholders are encouraged to attend.

External Auditor

FORVIS, LLP
Springfield, MO

Counsel

Nyemaster Goode, P.C.,
Des Moines, IA

Market Makers and Brokers

Ames National Corporation's common stock is listed on the NASDAQ Capital Market under the symbol "ATLO." To purchase stock, contact a Market Maker or Broker.

- First Point Wealth Management, First National Bank, 405 5th Street, Ames, IA 50010 (515) 715-1942
- D.A. Davidson | (800) 642-5082
- Raymond James Financial Inc. | (800) 248-8863

Stock Transfer Agent

Continental Stock Transfer & Trust
1 State Street, 30th Floor
New York, NY 10004
(212) 509-4000
continentalstock.com

Form 10-K and Other Information

A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K will be available on the Securities and Exchange Commission's website at http://www.sec.gov and through a link on the Company's website at amesnational.com on or about March 8, 2024.

Additional information is also available by contacting John L. Pierschbacher, CFO at 515-232-6251 or info@amesnational.com.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides the Company with the opportunity to make cautionary statements regarding forward-looking statements contained in this Summary Annual Report, including forward-looking statements concerning the Company's future performance and asset quality. Forward-looking statements contained in this document are not historical facts and are based on management's current beliefs, assumptions, predictions and expectations of future events, including the Company's future performance, taking into account all information currently available to management. These beliefs, assumptions, predictions and expectations are subject to numerous risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to management and many of which are beyond management's control. If a change occurs, the Company's business, financial condition, liquidity, results of operations, asset quality, plans and objectives may vary materially from those expressed in the forward-looking statements. Accordingly, investors are cautioned not to place undue reliance on such forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "believes," "can," "could," "may," "predicts," "potential," "should," "will," "estimate," "plans," "projects," "forecasts", "continuing," "ongoing," "expects," "views," "intends" and similar words orphrases. The risks and uncertainties that may affect the Company's future performance and asset quality include, but are not limited to, the following: national, regional and local economic conditions and the impact they may have on the Company and its customers; competitive products and pricing available in the marketplace; changes in credit and other risks posed by the Company's loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for credit losses as dictated by new market conditions or regulatory requirements; changes in local, national and international economic conditions, including rising inflation rates; fiscal and monetary policies of the U.S. government; changes in governmental regulations affecting financial institutions (including regulatory fees and capital requirements); changes in prevailing interest rates; credit risk management and asset/liability management; the financial and securities markets; the availability of and cost associated with sources of liquidity; and other risks and uncertainties inherent in the Company's business, including those discussed under the headings "Forward-Looking Statements and Business Risks" and "Risk Factors" in the Company's Annual Report on Form 10-K for the year-ended December 31, 2022. Any forward-looking statements are qualified in their entirety by the foregoing risks and uncertainties and speak only as of the date on which such statements are made. The Company undertakes no obligation to revise or update such forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

This summary annual report is not a solicitation of proxies from holders of common stock of Ames National Corporation (the "Company"). The Company will provide shareholders with a proxy statement and related materials in connection with the 2024 Annual Meeting of Shareholders. Any solicitation of proxies by or on behalf of the Company in connection with the 2024 Annual Meeting of Shareholders will be conducted upon and following the dissemination of the proxy statement and other materials in accordance with applicable law.

Ames National Corporation
P.O. Box 846 | 405 5th Street
Ames, IA 50010
(515) 232-6251 | Fax (515) 598-7871
info@amesnational.com | amesnational.com